Exhibit 5.12

CONSENT OF STEVEN KOEHLER

The undersigned hereby consents to the references to, and the information derived from, the scientific and technical content and interpretations contained in the Management’s Discussion and Analysis for the year ended December 31, 2019 of Gold Standard Ventures Corp., and to the references, as applicable, to the undersigned’s name included in or incorporated by reference in Registration Statement on Form F-10 of Gold Standard Ventures Corp.

Dated: September 1, 2020	/s/ Steven Koehler
Steven Koehler, BSc. Geology, CPG